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                                                                    EXHIBIT 10.4


                                  LIFE FX, INC.

                                EMPLOYMENT TERMS

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
Name:                      Michael Rosenblatt

Title:                     President - Sales

Reporting:                 This position reports to the Acting CEO

Term:                      Six months (January 1, 2002 until July 1, 2002)

Base Salary:               Base Salary to be based on an annualized salary of
                           $165,000 per year payable in accordance with the Company's regular payroll practices. Said salary payments to begin upon signing.

Bonus: Two quarterly bonuses based upon implementation of the LifeFX Go to Market Sales Leadership Plan ("Plan"). In addition to satisfying the Plan, there must not have been a termination for cause or a voluntary termination prior to the date of determination to be eligible for a bonus. Bonuses shall be payable in full within 10 days after each date of determination as follows:

                           First Bonus:     March 30, 2002 total of $62,500

                           Second Bonus:    June 30, 2002 total of $82,500

                           There will be a formal exchange and feedback between the Acting CEO and you on the subjective elements of the Plan at the mid-point of each quarterly bonus period ("Meeting"), so that you will have an opportunity to cure any dissatisfaction and to permit you to resume a strategic role in expanding the value proposition as appropriate.

Termination:               Upon a voluntary termination or termination for
                           cause, you will not be entitled to any severance, you will receive your Base Salary earned but not yet paid to the date of termination.

                           Upon a termination without cause or termination due to death or disability you shall continue to receive your Base Salary through the end of the Term and you shall receive your Bonuses.

                           "Cause" shall mean (i) conviction of any crime or offense, which conviction makes the employee unfit for continuing employment, prevents the employee from effective management of the Company or materially adversely affects the reputation or business activities of the Company; (ii) dishonesty or willful misconduct which materially, adversely affects the reputation or business activities of the Company and which continues after written notice thereof to the employee; (iii) substance abuse, including abuse of alcohol or use of illegal narcotics , and other drugs or substances, for which the employee fails to undertake and maintain treatment after 15 days after requested by the Company, or
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


                                                                    EXHIBIT 10.4


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

                           misappropriation of funds; (iv) employee's continuing material failure or refusal to carry out in all material respects the lawful directives of the Acting CEO after written notice thereof to the employee; and
                           (v) the inability to perform the tasks required to implement the Plan after 15 days after each Meeting.

Business Expenses:         Will be reimbursed subject to Company policy

Benefits:                  You will receive all Company benefits granted to
                           other employees, including an exchange of existing options for new options held by you on an equitable basis reasonably and substantially equal to the exchange to be accomplished for other employees who also hold options at this time. You will also be granted further stock options appropriate to your position and duties with the Company on a most favored basis relative to other senior executives
                           (other than the CEO).

Confidential
Information
and Inventions
Covenant Against
Competition:               You acknowledge that you continue to remain bound by
                           the provisions regarding Confidential Information and Inventions, Covenant against Competition, Injunctions and Exclusions (Sections 8, 9, 10 and 14) as set forth in your original employment agreement dated as of December 1, 1999.

Governing Law:             This agreement shall be deemed to be a contract
                           under the laws of the Commonwealth of Massachusetts
                           and for all purposes shall be construed and enforced
                           in accordance with the internal laws of said
                           Commonwealth.
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Accepted and Agreed:                        Life F/X, Inc.

/s/ Michael S. Rosenblatt                   By:      /s/ Dr. Leslie Selbovitz

Michael S. Rosenblatt                       Name: Dr. Leslie Selbovitz
Address:                                    Title: Director
331 Dudley Road
Newton, Massachusetts 02159


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                                                                    EXHIBIT 10.4


In accordance with Section 3.02 of the Loan Agreement ("Loan Agreement") dated as of December 17, 2001 between Safeguard 2001 Capital, L.P. ("Safeguard") and Life F/X, Inc. and Life F/X Networks, Inc., Safeguard, as secured lender, consents to the payments by Life F/X, Inc. hereunder and shall loan such amounts to Life F/X if and to the extent Safeguard is continuing to provide Loans to Life F/X under the Loan Agreement. The parties agree that the payment obligation is that of Life F/X, Inc. only and that the consent and agreement by Safeguard is not, and should not be deemed to be, a guarantee of payment.


Safeguard 2001 Capital, L.P.
By:  Safeguard Delaware, Inc.
     Its General Partner


By:
  ----------------------------------
Name:
Title: